Exhibit 10.2

Confidential Treatment has been requested for the redacted portions of this agreement. The redactions are indicated with six asterisks (******). A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Execution Copy

SECOND AMENDMENT

TO

THIRD AMENDED AND RESTATED OMNIBUS AGREEMENT

AMONG

EXTERRAN HOLDINGS, INC.

EXTERRAN ENERGY SOLUTIONS, L.P.

EXTERRAN GP LLC

EXTERRAN GENERAL PARTNER, L.P.

EXTERRAN PARTNERS, L.P.

AND

EXLP OPERATING LLC

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED

OMNIBUS AGREEMENT

This Second Amendment (this “Amendment”) to the Third Amended and Restated Omnibus Agreement is entered into on, and effective as of, March 31, 2013 (the “Effective Date”), and is by and among Exterran Holdings, Inc., a Delaware corporation (“Exterran”), Exterran Energy Solutions, L.P., a Delaware limited partnership (“EESLP”), Exterran GP LLC, a Delaware limited liability company (“GP LLC”), Exterran General Partner, L.P., a Delaware limited partnership (the “General  Partner”), Exterran Partners, L.P., a Delaware limited partnership (the “Partnership”), and EXLP Operating LLC, a Delaware limited liability company (the “Operating Company”).  The above-named entities are sometimes referred to in this Amendment collectively as the “Parties.”

RECITALS:

The Parties entered into that certain Third Amended and Restated Omnibus Agreement dated as of June 10, 2011, as amended by that certain First Amendment to the Third Amended and Restated Omnibus Agreement dated as of March 8, 2012 (as so amended, the “Omnibus Agreement”).

The Parties desire to amend the Omnibus Agreement to evidence, among other things, the following additional agreements among the Parties:

1.                                      to extend the Limit Period as defined in Section 1.1 of the Omnibus Agreement;

2.                                      to amend Section 2.11 of the Omnibus Agreement to extend the term of Article II;

3.                                      to increase the maximum selling, general and administrative costs that may be allocated to the Partnership in Section 3.2(a) of the Omnibus Agreement to take into account the contribution of certain additional assets (the “New Assets”) to the Partnership in the transaction (the “Transaction”) contemplated by that certain Contribution, Conveyance and Assumption Agreement by and among Exterran, Exterran General Holdings LLC, EESLP, EES Leasing LLC, EXH GP LP LLC, GP LLC, EXH MLP LP LLC, the General Partner, the Operating Company, EXLP Leasing LLC and the Partnership, dated as of March 7, 2013;

3.                                      to amend Section 3.2(b) of the Omnibus Agreement to increase the maximum Cost of Sales per Average Horsepower that may be allocated to the Partnership Group to take into account the New Assets;

4.                                      to amend Section 4.5 of the Omnibus Agreement to extend the term of Article IV; and

5.                                      to restate Exhibits 5 and 6 to, among other things, reflect the Exterran Customers and Partnership Customers, respectively, upon consummation of the Transaction.

The Conflicts Committee of the Board of Directors of GP LLC has approved the form, terms and substance of this Amendment in accordance with the requirements set forth in Section 8.6 of the Omnibus Agreement.

1

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Omnibus Agreement Amendment.

(a)                                 The definition of “Limit Period” in Section 1.1 of the Omnibus Agreement is hereby replaced in its entirety with the following:

“  “Limit Period” means the period commencing on the Effective Date and ending on December 31, 2014.”

(b)                                 Section 2.11 is hereby replaced in its entirety with the following:

“Termination. Unless this Agreement has otherwise terminated pursuant to Section 8.4, this Article II shall terminate on December 31, 2014. In addition, unless this Agreement has otherwise been terminated pursuant to Section 8.4 or this Article II has otherwise been terminated pursuant to the first sentence of this Section 2.11, Sections 2.1, 2.2, 2.3, 2.4 and 2.6 shall terminate upon a Change of Control of Exterran; provided, that in the event of such a termination, the Exterran Entities shall continue to be prohibited until December 31, 2014, without the prior written approval of the Conflicts Committee, from providing (whether directly, including through the acquisition of equipment, or indirectly through the acquisition of or investment in equity or debt securities of any Person) Competitive Services to a particular Partnership Customer at the particular Site at which the Partnership Group was providing Competitive Services to such Partnership Customer on the date of the Change of Control of Exterran.”

(c)                                  Section 3.2(a) is hereby replaced in its entirety with the following:

“Notwithstanding Section 3.1, the amount that the Exterran Entities are entitled to receive from the Partnership Group pursuant to Section 3.1 for selling, general and administrative costs during any particular quarter (i) commencing with the quarter in which the Transaction is consummated through December 31, 2013 and (ii) in the period beginning on January 1, 2014 through the end of the Limit Period, shall not exceed $12.5 million and $15.0 million, respectively (the “SG&A Limit”); provided, that with respect to the quarter during which the Transaction is consummated, it means the sum of (A) the product of $10.5 million multiplied by a fraction of which the numerator is the number of days in such period prior to consummation of the Transaction and of which the denominator is 91 or 92 as applicable and (B) the product of $12.5 million multiplied by a fraction of which the numerator is the number of days in such period on and after consummation of the Transaction and of which the denominator is 91 or 92 as applicable. The SG&A Limit shall be reduced by any cash selling, general and administrative costs incurred directly by the Partnership Group during the applicable period. In the event that during the Limit Period the Partnership Group makes any additional acquisitions of assets or businesses or the business of the Partnership Group otherwise expands after consummation of the Transaction, then the Parties shall negotiate in good faith any appropriate increase in the SG&A Limit in order to account for any adjustments in the nature and extent of the selling, general and administrative services provided by the Exterran Entities to the Partnership Group, with any such increase in the SG&A Limit subject to the approval of the Conflicts Committee.”

(d)                                 Section 3.2(b) is hereby replaced in its entirety with the following:

“Notwithstanding Section 3.1, the amount that the Exterran Entities are entitled to receive from the Partnership Group pursuant to Section 3.1 for Cost of Sales (excluding Cost of Sales related to Non-Compression Equipment) during any particular quarter (i) through December 31, 2013 and (ii) beginning on January 1, 2014 through the end of the Limit Period shall not exceed $21.75 and $22.50, respectively,

2

times the difference between the Average Horsepower of the Partnership Group and the Non-Compression Horsepower of the Partnership Group during such quarter (the “Cost of Sales Limit”). The Cost of Sales Limit shall be reduced by any Cost of Sales incurred directly by the Partnership Group during the applicable period, excluding Cost of Sales related to Non-Compression Equipment. In the event that during the Limit Period the Partnership Group makes any additional acquisitions of assets or businesses or the business of the Partnership Group otherwise expands after the Effective Date, then the Parties shall negotiate in good faith any appropriate increase in the Cost of Sales Limit in order to account for any adjustments in the Cost of Sales of the Partnership Group (on a per horsepower basis) as a result of such acquisition or expansion, with any such increase in the Cost of Sales Limit subject to the approval of the Conflicts Committee.”

(e)                                  Section 4.5 is hereby replaced in its entirety with the following:

“Termination. Unless this Agreement has otherwise terminated pursuant to Section 8.4, this Article IV shall terminate on December 31, 2014.”

(f)                                   The Omnibus Agreement is hereby amended by replacing Exhibits 5 and 6 with the respective Exhibits attached to this Amendment.

2.                                      Acknowledgement.  Except as amended hereby, the Omnibus Agreement shall remain in full force and effect as previously executed, and the Parties hereby ratify the Omnibus Agreement as amended hereby.

3.                                      Counterparts.   This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (including by facsimile) to the other Parties.

[Signature page follows.]

3

IN WITNESS WHEREOF, the Parties have executed this Amendment on, and effective as of, the date first set forth above.

EXTERRAN HOLDINGS, INC.

By:	/s/ William M. Austin
Name:	William M. Austin
Title:	Executive Vice President and Chief Financial Officer

EXTERRAN ENERGY SOLUTIONS, L.P.

By:	/s/ William M. Austin
Name:	William M. Austin
Title:	Executive Vice President and Chief Financial Officer

EXTERRAN GP LLC

By:	/s/ David S. Miller
Name:	David S. Miller
Title:	Senior Vice President and Chief Financial Officer

EXTERRAN GENERAL PARTNER, L.P.

By:	Exterran GP LLC,
its general partner

By:	/s/ David S. Miller
Name:	David S. Miller
Title:	Senior Vice President and Chief Financial Officer

[Signature page to the Second Amendment to the Third Amended and Restated Omnibus Agreement]

EXTERRAN PARTNERS, L.P.

By:	Exterran General Partner, L.P.,
its general partner

By:	Exterran GP LLC,
its general partner

By:	/s/ David S. Miller
Name:	David S. Miller
Title:	Senior Vice President and Chief Financial Officer

EXLP OPERATING LLC

By:	/s/ David S. Miller
Name:	David S. Miller
Title:	Senior Vice President and Chief Financial Officer

[Signature page to the Second Amendment to the Third Amended and Restated Omnibus Agreement]

Exhibit 5

Certain Exterran Customers

******

Exhibit 6

Certain Partnership Customers

******